Exhibit 4.31

DATED                23  MARCH 2004
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(1)        THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (acting by its agent The Royal Bank of Scotland Commercial Services
           Limited)

(2)        NIAGARA LASALLE (UK) LIMITED

(3)        NIAGARA CORPORATION










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                          SEVENTH AMENDMENT AGREEMENT
                 Relating to an invoice discounting agreement
                       Dated 23 August 1999 (as amended)
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                                   CONTENTS


1          INTERPRETATION....................................................3
2          AMENDMENTS     ...................................................5
3          CONFIRMATIONS.....................................................5
4          REPRESENTATIONS...................................................6
5          ACKNOWLEDGEMENT...................................................6
4          MISCELLANEOUS.....................................................5
Schedule
           AMENDMENTS TO THE INVOICE DISCOUNTING AGREEMENT...................6







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THIS AMENDMENT AGREEMENT is made on the 23rd day of March           2004

BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (acting by its agent The Royal Bank of Scotland Commercial Services Limited), a company incorporated in England and Wales with Company Number 943038 whose registered office is at Smith House, PO Box 50, Elmwood Avenue, Feltham, Middlesex, TW13 7QH ("RBID");

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower"); and

(3) NIAGARA CORPORATION, a Delaware Corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara").

WHEREAS:

(A) Pursuant to an invoice discounting agreement dated 23 August 1999, between RBID (in its former name of Lombard NatWest Discounting Limited ("LND")) and the Borrower (the "Discounting Agreement"), RBID agreed to make available to the Borrower certain invoice discounting facilities.

(B) The Discounting Agreement was amended by (i) a side letter dated 28 October 1999 between RBID (in its former name of LND) and the Borrower (the "First Side Letter"), (ii) a side letter dated 12 September 2001 addressed by The Royal Bank of Scotland Commercial Services Limited (acting as agent for RBID) to the Borrower which was accepted by the Borrower on 17 September 2001 (the "Second Side Letter").

(C) The Discounting Agreement was further amended with effect on and from 30 June 2000 pursuant to an Amendment Agreement dated 11 September 2000 (the "First Amendment Agreement").

(D) On 29 December 2000, LND changed its name to RBID and on 1 January 2001 entered into an agency agreement with The Royal Bank of Scotland Commercial Services Limited ("RBSCS") whereby RBSCS agreed to act as RBID's agent in relation to all administrative matters under, amongst other things, the Discounting Agreement, as amended.

(E) The Discounting Agreement was further amended with effect on and from 30 June 2001 pursuant to an Amendment Agreement dated 16 July 2001 (the "Second Amendment Agreement").

(F) The Discounting Agreement was further amended with effect on and from 31 December 2001 pursuant to an Amendment Agreement dated 21 February 2002 (the "Third Amendment Agreement").

(G) The Discounting Agreement was further amended with effect on and from 31 March 2002 pursuant to an Amendment Agreement dated 9 May 2002 (the "Fourth Amendment Agreement").

(H) The Discounting Agreement was further amended with effect on and from 23 August 2002 pursuant to an Amendment Agreement dated 1 November 2002 (the "Fifth Amendment Agreement").

(I) The Discounting Agreement was further amended by a side letter dated 13 May 2003 between RBID and the Borrower (the "Third Side Letter"). The First Side Letter, the Second Side Letter and the Third Side Letter are collectively referred to as the "Side Letters."

(J) The Discounting Agreement was further amended with effect on and from 11 August 2003 pursuant to an Amendment Agreement dated the same date (the "Sixth Amendment Agreement").

(K) The Side Letters, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, the Fourth Amendment Agreement, the Fifth Amendment Agreement and the Sixth Amendment Agreement are collectively referred to in this Amendment Agreement as the "Prior Amendment Agreements."

(L) The Borrower and RBID have subsequently agreed to certain further amendments to the Discounting Agreement as set out in this Amendment Agreement.

NOW IT IS AGREED as follows:

1.       INTERPRETATION

1.1      Definitions

In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Discounting Agreement, save that any references to the "Discounting Agreement" in this Amendment Agreement shall mean such agreement as amended by the Prior Amendment Agreements.

1.2      Interpretation

Clause 1.3 of the Discounting Agreement, shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2        AMENDMENTS

As of and with effect from 31 December 2003, the Discounting Agreement shall be further amended in accordance with the amendments set out in the Schedule to this Amendment Agreement.

3        CONFIRMATIONS

3.1 Save as expressly amended by the Prior Amendment Agreements and this Amendment Agreement, the Discounting Agreement shall remain in full force and effect.

3.2 Each of the parties hereto confirms that, notwithstanding the amendment of the Discounting Agreement, each of the Discounting Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Discounting Agreement, and that, as and from the date of this Amendment Agreement, any and all references in each of the Discounting Documents to the Discounting Agreement will, where applicable, be construed as references to the Discounting Agreement as amended by the Prior Amendment Agreements and this Amendment Agreement.

3.3      This Amendment Agreement shall be a Discounting Document.

4        REPRESENTATIONS

The Borrower hereby represents and warrants to RBID that, save as expressly varied or amended by the Prior Amendment Agreements and this Amendment Agreement, each of the representations and warranties referred to in Clause
11.1 of the Discounting Agreement are correct on the date hereof.

5        ACKNOWLEDGEMENT

Niagara is entering into this Amendment Agreement for the purposes of acknowledging the variations to the Discounting Agreement as guarantor of the Borrower's obligations to RBID under the Discounting Agreement but not for any other purpose.

6        MISCELLANEOUS

6.1 This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

6.2 This Amendment Agreement shall be governed by and construed in accordance with English law.

6.3 The Borrower shall be responsible for, on an indemnity basis, RBID's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Amendment Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.


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                                  SCHEDULE 1


                    Amendments to the Discounting Agreement


With effect on and from 31 December 2003, the Discounting Agreement shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Discounting Agreement and all references to paragraph numbers are references to paragraphs of this Schedule.


1. The definition of "Adjusted Tangible Net Worth" in Clause 1.1 of the Discounting Agreement shall be amended by the addition of the following

         a) to the end of the first paragraph of such definition:-

                  "as determined in accordance with GAAP"

         b) to the end of the last paragraph of such definition:-

                  "provided that no such addition, deduction, exclusion or adjustment shall be made if it arises or relates to any event occurring on or prior to 31 December 2003."

2. The existing Clause 12.4.1.2 (Adjusted Tangible Net Worth) contained in the Discounting Agreement, as amended, shall be amended by the replacement of the figure "(pound)8,500,000" in the final row of column C with the figure "(pound)4,600,000". For the avoidance of doubt, the effect of this amendment is such that the Borrower undertakes to RBID that Adjusted Tangible Net Worth will not be less than (pound)4,600,000 on 31 December 2003 and thereafter.

3. The first paragraph in the existing Clause 12.4.1.1 contained in the Discounting Agreement, as amended, shall be deleted in its entirety and replaced with the following new paragraph:


         The ratio of Consolidated EBITDA to Consolidated Fixed Charges as at 31 March, 30 June, 30 September and 31 December in each year following 2003 shall not be less than 1 to 1. Such ratio shall be measured for the 12 months ending on such dates on a rolling basis except that such ratio as at 31 March 2004, 30 June 2004 and 30 September 2004 shall be measured for the 3, 6 and 9 months, respectively, ending on such dates. For the avoidance of doubt, the first test date for this covenant shall be 31 March 2004.




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SIGNED AND DELIVERED AS A DEED              )
on the 23rd day of March  2004              )
by THE ROYAL BANK OF SCOTLAND               )
INVOICE DISCOUNTING LIMITED                 )
(by its agent The Royal Bank of Scotland    )   /s/ Jeremy Topliss
Commercial Services Limited) acting by      )   ----------------------------
its duly appointed Attorney under a power   )   (Attorney for and on behalf of
granted on the 5th day of December 2002     )   The Royal Bank of Scotland
in the presence of:-                        )   Commercial Services Limited)


Witness Signature: /s/ Thomas James Church
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Witness Name: Thomas James Church
Address: R.B.S. Commercial Services
         3rd Floor, 2 ST. Philips Place
         Birmingham B3 2RB



SIGNED AND DELIVERED AS A DEED              )
on the  23rd  day of March 2004             )
for and on behalf of NIAGARA LASALLE (UK)   )
LIMITED by                                  )


Tarlok Singh                 Director                   /s/ Tarlok Singh
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(Print Name)                                            (Signature)



Michael Scharf               Director/Secretary         /s/ Michael Scharf
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(Print Name)                                            (Signature)






SIGNED AND DELIVERED AS A DEED                )
on the 23rd day of March  2004                )
for and on behalf of NIAGARA CORPORATION by   )


Marc J. Segalman              Duly authorised         /s/ Marc J. Segalman
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(Print Name)                  official                (Signature)